United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 23, 2006 (August 17, 2006)

ePlus inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28926	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive, Herndon, VA 20171-3413
(Address, including zip code, of principal executive offices)

Registrant's telephone number, including area code: (703) 984-8400

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 23, 2006, ePlus inc. (the “Company”) issued a press release announcing that it had received a staff determination letter from the staff of Nasdaq on August 17, 2006, indicating that the Company’s failure to timely file the Form 10-Q for the quarter ended June 30, 2006, as required by Nasdaq Marketplace Rule 4310(c)(14), could serve as a separate basis for the delisting of the Company’s stock from the Nasdaq Global Market.

As previously announced, the Company received a delisting notice from the Nasdaq staff based on the Company’s failure to timely file the Annual Report on Form 10-K for the fiscal year ended March 31, 2006. The Company requested a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to appeal the determination of the Nasdaq staff, which has been scheduled to occur on September 7, 2006. There can be no assurance that the Panel will grant the Company’s request for continued listing.

Item 7.01 Regulation FD Disclosure

The Company’s inability to complete and file its Form 10-K for the fiscal year ended March 31, 2006 and Form 10-Q for the quarter ended June 30, 2006 is a result of (i) the Audit Committee’s ongoing investigation of stock option grants by the Company since its initial public offering in 1996 and (ii) the restatement of the Company's financial statements for fiscal years ended March 31, 2004 and 2005 in connection with the presentation of dealer floor plan financing arrangements, as previously reported on its Form 8-K filed on June 28, 2006.

The Company has previously disclosed that it will restate its previously issued financial statements for the fiscal years ended March 31, 2004 and 2005, as well as previously reported interim financial information, to reflect additional non-cash charges for stock-based compensation expense in certain reported periods commencing with the fiscal year ended March 31, 1998 and that its financial statements as of and for the fiscal year ended March 31, 2006, to be included in the Company's annual report on Form 10-K for the fiscal year ended March 31, 2006, will include non-cash charges for stock-based compensation expense. The Audit Committee voluntarily contacted and advised the staff of the Securities and Exchange Commission (the "SEC") of its investigation and the Audit Committee’s preliminary conclusion that a restatement will be required. The SEC has opened an informal inquiry and the Company is cooperating with the staff.

The Company previously disclosed it will restate its financial statements for fiscal years ended March 31, 2004 and 2005 in connection with the presentation of dealer floor plan financing arrangements. In connection with this restatement, the Company will classify cash payments to its suppliers from an unaffiliated financing company as financing activities in the consolidated statements of cash flows. The restatement also includes a separate line item on the consolidated balance sheet for the accounts payable related to the floor plan financing agreements, which had previously been included in accounts payable-trade. In addition, the Company has recently determined that the consolidated statements of cash flows for the years ended March 31, 2004 and 2005 will also be restated to remove payments made by our lessees directly to third-party, non-recourse lenders. These were previously reported in our statements of cash flows as repayments of non-recourse debt in the financing section and a decrease in our investment in leases and leased equipment - net in the operating section. As these payments were not received or disbursed by us, management determined that these amounts should not be shown in the statements of cash flows.

A copy of the Company’s press release issued on August 23, 2006 is filed as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

99.1 Press Release dated August 23, 2006 issued by ePlus inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Steven J. Mencarini
Steven J. Mencarini
Date: August 23, 2006	Chief Financial Officer

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